EXHIBIT 10.3

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER APPLICABLE SECURITIES LAW AND MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER, OR IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER, THE SECURITIES ACT AND IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS.

                            INDUSTRIAL HOLDINGS, INC.
                               12% Promissory Note


$1,900,000                      Houston, Texas                 November 18, 1996



        Industrial Holdings, Inc., a Texas corporation (hereinafter called the "Company," which term includes any directly or indirectly controlled subsidiaries or successor entities), for value received, hereby promises to pay to St. James Capital Partners, L.P., a Delaware limited partnership (hereinafter called "Holder"), or its registered assigns, the principal sum of One Million Nine Hundred Thousand Dollars ($1,900,000), together with accrued interest on the amount of such principal sum, payable in accordance with the terms set forth below.

        THE OBLIGATIONS OF THE COMPANY CONTAINED IN THIS NOTE ARE SUBJECT TO THE TERMS OF A SECURITY AGREEMENT BETWEEN THE COMPANY AND THE HOLDER DATED AS OF THE DATE HEREOF (THE "SECURITY AGREEMENT") AND A SUBORDINATION AGREEMENT AMONG THE COMPANY, COMERICA BANK-TEXAS, AND THE HOLDER DATED AS OF THE DATE HEREOF (THE "SUBORDINATION AGREEMENT").

                                    ARTICLE I

                                   Definitions

        For all purposes of this Note, except as otherwise expressly provided or unless the context otherwise requires: (i) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular; (ii) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as promulgated from time to time by the Association of Independent Certified Public Accountants; and (iii) the words "herein" and "hereof" and other words of similar import refer to this Note as a whole and not to any particular Article, Section or other subdivision.

        "BOARD OF DIRECTORS" means the board of directors of the Company as elected from time to time or any duly authorized committee of that board.

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        "BUSINESS DAY" means each Monday, Tuesday, Wednesday, Thursday and
Friday which is not a day on which banking institutions in Houston, Texas are authorized or obligated by law or executive order to be closed.

        "COMMON STOCK" means shares of common stock, par value $.01 per share, of the Company.

        "COMPANY FINANCIAL STATEMENTS" shall mean those audited financial statements of the Company included in the Company's most recent annual report as filed with the United States Securities and Exchange Commission on Form 10-K, and any amendments thereto.

        "DEFAULT" means any event which is, or after notice or passage of time would be, an Event of Default.

        "EVENT OF DEFAULT" has the meaning specified in Section 3.1.

        "INDEBTEDNESS" of any Person means all indebtedness of such Person, whether outstanding on the date of this Note or hereafter created, incurred, assumed or guaranteed, (i) for the principal of, premium on and interest on all debts of the Person whether outstanding on the date of this Note or thereafter created for money borrowed by such Person (including capitalized lease obligations), money borrowed by others (including capitalized lease obligations) and guaranteed, directly or indirectly, by such Person, or purchase money indebtedness, or indebtedness secured by property ("Purchase Money Indebtedness") at the time of the acquisition of such property by such Person, for the payment of which the Person is directly or contingently liable; (ii) for all accrued obligations of the Person in respect of any contract, agreement or instrument imposing an obligation upon the Person to pay over funds; (iii) for all trade debt of the Person; and (iv) for all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any of the indebtedness referred to in (i), (ii) or (iii) above.

        "MATURITY DATE", when used with respect to the Note means October 31, 1997 (or such earlier date upon which the Note becomes due and payable).

        "NOTE" means this 12% Promissory Note in the original principal amount of $1,900,000.

        "OUTSIDE FINANCING" shall be defined as (i) any transaction where the Company sells or transfers its equity or debt securities for cash whether in public or private offerings and (ii) any financing from a bank or other entity acting as a financial institution made to the Company or any Subsidiary other than pursuant to the existing demand facility of Comerica Bank-Texas on the date hereof (but not to any increases in such facility) or Purchase Money Indebtedness incurred in the ordinary course of business.

        "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

        "SEC" means the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act of 1933.

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        "SIGNIFICANT SUBSIDIARY" means at any time, any Subsidiary of the
Company that constitutes a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 of Regulation S-X under the Securities Act of 1933, as amended.

        "SUBSIDIARY" means a corporation or other entity in which more than 50% of the outstanding voting stock or equity interests is owned or controlled, directly or indirectly, by the Company or any combination of the Company and one or more other Subsidiaries. For the purposes of this definition, "VOTING STOCK" means stock or other interests which ordinarily has voting power for the election of directors, and equity interests means the right to receive the profits of the entity, when disbursed, or the assets of the entity upon liquidation or dissolution.

                                   ARTICLE II

                                    Payments

        A. INTEREST. From the date of this Note through the Maturity Date, interest shall accrue hereunder on the unpaid outstanding principal sum of this Note at a rate equal to 12% per annum calculated on the basis of a 360-day year. All past due amounts of principal and interest shall bear interest at 17.5% per annum calculated on the basis of a 360-day year until paid.

        B. PAYMENT OF PRINCIPAL AND INTEREST. Subject to Section 2D hereof, the principal and unpaid interest of this Note shall be due and payable in full on the Maturity Date.

        C. PREPAYMENTS. At any time before the Maturity Date, the Company may prepay all or any part of this Note in whole or in part, upon five days' prior written notice given to Holder pursuant to Section 5F; provided that this Note shall be mandatorily prepaid upon the closing of an Outside Financing, such prepayment to be in an amount equal to the net proceeds received by the Company or any Subsidiary from such Outside Financing but not to exceed the then outstanding principal and accrued and unpaid interest on this Note; provided, further that the first $3.9 million in funds received by the Company pursuant to the exercise of warrants covered by that certain Registration Statement on Form S-3 (File No. 333-13323), shall be excluded from this mandatory prepayment obligation. All payments made under this Note shall be applied first to accrued interest, and the balance, if any, to principal; provided, however, that interest shall accrue under any remaining principal balance and shall be payable at the rate provided above.

        D. MANNER OF PAYMENT UPON MATURITY. At maturity, payment of principal and interest on this Note will be made by delivery of checks to Holder at its address as set forth in this Note or wire transfers pursuant to instructions from Holder. If the date upon which the payment of principal and interest is required to be made pursuant to this Note occurs other than on a Business Day, then such payment of principal and interest shall be made on the next occurring Business Day following said payment date and shall include interest through said next occurring Business Day.

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        E. SECURITY. This Notes is secured by the collateral defined in the
Security Agreement.

                                   ARTICLE III

                                    Remedies

        A.  EVENTS OF DEFAULT.  An "Event of Default" occurs if:

            1. the Company defaults in the payment or a mandatory prepayment of the principal or interest of the Note when such principal or interest becomes due and payable; or

            2. the Company defaults in the performance of any covenant made by the Company, and such default remains uncured for a period of 15 days after notice from the Holder, in (i) the Agreement of Purchase and Sale by and between the Company and the Holder dated as of the date hereof (the "Purchase Agreement"), (ii) the Common Stock Purchase Warrants issued by the Company to the Holder as of the date hereof (the "Warrants"); (iii) the Registration Rights Agreement dated as of the date hereof by and between the Company and the Holder (the "Registration Rights Agreement"); (iv) the Security Agreement; (v) the Subordination Agreement; or (vi) this Note, PROVIDED THAT a default in the performance of any covenant in Sections 8(a), 8(c), 8(d), 8(e), 8(f), 8(h), 8(i), 8(j), 8(k), 8(l), 8(m) or 8(n) of the Security Agreement or Section 4A of this Note shall be an event of Default immediately upon occurrence; or

            3. any representation or warranty made by the Company in the Purchase Agreement, the Warrants, the Registration Rights Agreement, this Note or in any certificate furnished by the Company in connection with the consummation of the transaction contemplated thereby, is untrue in any material respect as of the date of making thereof; or

            4. the Company or any Significant Subsidiary defaults in the payment when due (whether by lapse of time, by declaration, by call for redemption or otherwise) of the principal of or interest on any Indebtedness of the Company (other than the Indebtedness evidenced by the Note or good-faith disputes with trade creditors) having an aggregate principal amount in excess of $100,000 and such default remains uncured for a period of 15 days; or

            5. a court of competent jurisdiction enters a final and non-appealable judgment or judgments against the Company or any Significant Subsidiary or any property or assets of the Company or any Significant Subsidiary for the payment of money aggregating $100,000 or more in excess of applicable insurance coverage; or

            6. a court of competent jurisdiction enters (i) a decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Company or any Significant Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary or of any substantial part

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
of the property of the Company or any Significant Subsidiary or ordering the winding up or liquidation of the affairs of the Company or any Significant Subsidiary; or

            7. the Company or any Significant Subsidiary: (i) commences a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or any other case or proceeding to be adjudicated a bankrupt or insolvent; (ii) files a petition, answer or consent seeking reorganization or similar relief under any applicable federal or state law; (iii) makes an assignment for the benefit of creditors; or (iv) admits in writing its inability to pay its debts generally as they become due; or

            8. any person or group (within the meaning of Section 13(d) of the Securities Exchange Act of 1934) becomes the beneficial owner of 25% or more of the total voting power of the Company and was not the beneficial owner of 25% or more of the total voting power of the Company as of the date of this Agreement;

            9. the Company or any Significant Subsidiary (i) merges or consolidates with or into any other Person, unless the Company is the surviving or acquiring party; or (ii) the Company or any Significant Subsidiary dissolves or liquidates; or (iii) the Company or any Significant Subsidiary sells all or any substantial portion of its assets.

        B. ACCELERATION OF MATURITY. This Note and all accrued interest shall
(i) automatically become immediately due and payable if an Event of Default described in Sections 3.1.6, 3.1.7, 3.1.8 or 3.1.9 occurs, and (ii) become immediately due and payable at the option of the Holder in its sole discretion if any other Event of Default occurs.

                                   ARTICLE IV

                                    Covenants

        The Company covenants and agrees that, so long as this Note is outstanding:

        A. PAYMENT OF PRINCIPAL AND ACCRUED INTEREST. The Company will duly and punctually pay or cause to be paid the principal sum of this Note, together with interest accrued thereon from the date hereof to the date of payment, in accordance with the terms hereof.

        B. CORPORATE EXISTENCE. The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if it shall reasonably determine that the preservation thereof is no longer desirable in the conduct of its business.

        C. TAXES; CLAIMS; ETC. The Company will, and will cause each Subsidiary to, promptly pay and discharge all lawful taxes, assessments, and governmental charges or levies imposed upon it or upon its income or profits, or upon any of its properties, real, personal, or mixed, before the same shall become in default, as well as all lawful claims for labor, materials, and supplies or otherwise which, if unpaid, might become a lien or charge upon such properties or any part thereof, and which lien or charges will have a material adverse effect on the business

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
of the Company; PROVIDED, however, that neither the Company nor any Subsidiary shall not be required to pay or cause to be paid any such tax, assessment, charge, levy, or claim prior to institution of foreclosure proceedings if the validity thereof shall concurrently be contested in good faith by appropriate proceedings and if the Company shall have established reserves deemed by the Company adequate with respect to such tax, assessment, charge, levy, or claim.

        D. MAINTENANCE OF EXISTENCE AND PROPERTIES. The Company will, and will cause each Subsidiary to, keep its material properties in good repair, working order, and condition, ordinary wear and tear excepted, so that the business carried on may be properly conducted at all times in accordance with prudent business management.

        E. SEC REPORTS. The Company will deliver to the Holder within 20 days after it files them with the SEC, copies of its annual and quarterly reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934. The Company will timely comply with its reporting and filing obligations under the applicable federal securities laws.

        F. NOTICE OF DEFAULTS. The Company will promptly notify the Holder in writing of the occurrence of (i) any Event of Default under this Note, and (ii) any event of default (or if any event of default would result upon any payment with respect to this Note) with respect to any Indebtedness as such event of default is defined therein or in the instrument under which it is outstanding, permitting holders to accelerate the maturity of such Indebtedness.

        G. MERGERS AND ACQUISITIONS. Without the consent of the Holder the Company or any Subsidiary will not dissolve, liquidate, consolidate or merge with or sell or transfer all or a substantial portion of its assets to any Person.

        H. COMPLIANCE WITH LAWS. The Company will promptly comply with all laws, ordinances and governmental rules and regulations to which it is subject.

                                    ARTICLE V

                                  Miscellaneous

        A. COLLECTION FEES. If this Note is placed in the hands of an attorney for collection, and if it is collected through any legal proceedings at law or in equity or in bankruptcy, receivership or other court proceedings, the Company hereby undertakes to pay all costs and expenses of collection including, but not limited to, court costs and the reasonable attorney's fees of Holder.

        B. CONSENT TO AMENDMENTS. This Note may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if and only if the Company shall obtain the written consent to such amendment, action or omission to act from the holders of a majority of the aggregate principal amount of the Note.

        C. BENEFITS OF NOTE; NO IMPAIRMENT OF RIGHTS OF HOLDER OF SENIOR INDEBTEDNESS. Nothing in this Note, express or implied, shall give to any Person, other than the Company,

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Holder, and their successors any benefit or any legal or equitable right, remedy or claim under or in respect of this Note.

        D. SUCCESSORS AND ASSIGNS. All covenants and agreements in this Note contained by or on behalf of the Company and the Holder shall bind and inure to the benefit of the respective successors and assigns of the Company and the Holder.

        E. RESTRICTIONS ON TRANSFER. Subject to the provisions of this Section, this Note is transferable in the same manner and with the same effect as in the case of a negotiable instrument payable to a specified person.

        F. NOTICE; ADDRESS OF PARTIES. Except as otherwise provided, all communications to the Company or Holder provided for herein or with reference to this Note shall be deemed to have been sufficiently given or served for all purposes on the third business day after being sent as certified or registered mail, postage and charges prepaid, to the following addresses: if to the
Company: 7135 Ardmore, Houston, Texas 77054 or at any other address designated by the Company in writing to Holder; if to Holder: St. James Capital Partners, L.P., c/o St. James Capital Corp., 5599 San Felipe, Suite 301, Houston, Texas 77056, Attn: John L. Thompson, or at any other address designated by Holder to the Company in writing.

        G. SEPARABILITY CLAUSE. In case any provision in this Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions in such jurisdiction shall not in any way be affected or impaired thereby; provided, however, such construction does not destroy the essence of the bargain provided for hereunder.

        H. GOVERNING LAW. This Note shall be governed by, and construed in accordance with, the internal laws of the State of Delaware (without regard to principles of choice of law).

        I. USURY. It is the intention of the parties hereto to conform strictly to the applicable laws of the State of Delaware and the United States of America, and judicial or administrative interpretations or determinations thereof regarding the contracting for, charging and receiving of interest for the use, forbearance, and detention of money (referred to as "Applicable Law"). The Holder shall have no right to claim, to charge or to receive any interest in excess of the maximum rate of interest, if any, permitted to be charged on that portion of the amount representing principal which is outstanding and unpaid from time to time by Applicable Law. Determination of the rate of interest for the purpose of determining whether this Note is usurious under Applicable Law shall be made by amortizing, prorating, allocating and spreading in equal parts during the period of the actual time of this Note, all interest or other sums deemed to be interest (referred to in this Section as "Interest") at any time contracted for, charged or received from the Company in connection with this Note. Any Interest contracted for, charged or received in excess of the maximum rate allowed by Applicable Law shall be deemed a result of a mathematical error and a mistake. If this Note is paid in part prior to the end of the full stated term of this Note and the Interest received for the actual period of existence of this Note exceeds the maximum rate allowed by Applicable Law, Holder shall credit the amount of the excess against any amount owing under this Note or, if this Note has been paid in full, or in the event

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that it has been accelerated prior to maturity, Holder shall refund to the
Company the amount of such excess, and shall not be subject to any of the penalties provided by Applicable Law for contracting for, charging or receiving Interest in excess of the maximum rate allowed by Applicable Law. Any such excess which is unpaid shall be canceled.

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        IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed on the date first above written.


                                    INDUSTRIAL HOLDINGS, INC.

                                    Robert E. Cone, President

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